UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☑	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

Plan Investment Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PLAN INVESTMENT FUND, INC.

2 Mid America Plaza, Suite 200

Oakbrook Terrace, Illinois 60181

NOTICE OF SPECIAL MEETING OF

PARTICIPATION CERTIFICATE HOLDERS

OF THE ULTRASHORT DURATION GOVERNMENT PORTFOLIO

AND THE ULTRASHORT DURATION BOND PORTFOLIO

TO BE HELD ON SEPTEMBER 27, 2013

TO: Participation Certificate Holders of the Ultrashort Duration Government Portfolio and the Ultrashort Duration Bond Portfolio (the “Portfolios”) of Plan Investment Fund, Inc. (the “Company”).

A Special Meeting of Participation Certificate holders of the Portfolios will be held on September 27, 2013, at 3:00 P.M. CDT at the offices of BCS Financial Corporation, 2 Mid America Plaza, Suite 200, Oakbrook Terrace, Illinois, for the purpose of approving new investment advisory agreements between the Company and an entity which is to acquire substantially all of the assets of the Portfolios’ current investment adviser, Merganser Capital Management, Inc.

The subject referred to above is discussed in the Proxy Statement attached to this Notice. Each Participation Certificate holder of the Portfolios (a “Participation Certificate Holder”) is invited to attend the special meeting in person. If an appropriate quorum of the Participation Certificate Holders is not present at the special meeting, the Company reserves the right to adjourn the meeting.

Participation Certificate holders of record at the close of business on September 5, 2013 have the right to vote at the meeting, provided that only holders of Participation Certificates of a particular Portfolio have the right to vote with respect to the investment advisory agreement relating to such Portfolio.

Whether or not you expect to be present at the meeting, we urge you to complete, date, sign and return the enclosed proxy by e-mail to the following address: JCASTELLON@BCSF.COM, with a copy to: KLACY@BCSF.COM, in order that the meeting may be held and a maximum number of Participation Certificates may be voted.

September 17, 2013

Joseph S. Castellon
Secretary

PLAN INVESTMENT FUND, INC.

2 Mid America Plaza

Suite 200

Oakbrook Terrace, Illinois 60181

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of Plan Investment Fund, Inc. (the “Company”) for use at the Special Meeting of Participation Certificate holders of the Ultrashort Duration Government Portfolio and the Ultrashort Duration Bond Portfolio of the Company (collectively, the “Portfolios”) to be held on September 27, 2013, at 3:00 P.M. CDT at the offices of BCS Financial Corporation, 2 Mid America Plaza, Suite 200, Oakbrook Terrace, Illinois (such meeting, including any adjournment thereof, being referred to herein as the “Meeting”). As discussed below under “Approval of Investment Advisory Agreements—Fees and Expenses,” Merganser Capital Management, Inc. (“Merganser” or the “Investment Adviser”), the current investment adviser for the Portfolios, has agreed to pay or reimburse all reasonable proxy solicitation costs. Any Participation Certificate (“PC” or “Participation Certificate”) holder giving a proxy may revoke it at any time before it is exercised by submitting to the Company a written notice of revocation or a subsequently executed proxy or by attending the Meeting and electing to vote in person. This Proxy Statement and the enclosed proxy are expected to be distributed to PC holders on or about September 17, 2013.

The Company offers four portfolios—the Government/REPO Portfolio, the Money Market Portfolio, the Ultrashort Duration Government Portfolio and the Ultrashort Duration Bond Portfolio. Only PC holders of record of the Ultrashort Duration Government Portfolio and the Ultrashort Duration Bond Portfolio at the close of business on September 5, 2013 will be entitled to vote at the Meeting. Only holders of Participation Certificates of the Ultrashort Duration Government Portfolio will have the right to vote with respect to the investment advisory agreement relating to the Ultrashort Duration Government Portfolio and only holders of Participation Certificates of the Ultrashort Duration Bond Portfolio will have the right to vote with respect to the investment advisory agreement relating to the Ultrashort Duration Bond Portfolio. On the record date the following number of PCs of the Company were outstanding and entitled to be voted at the Meeting: 7,319,197.09 Ultrashort Duration Government Portfolio PCs and 9,803,653.94 Ultrashort Duration Bond Portfolio PCs. Each PC is entitled to ten votes. Cumulative voting is not permitted.

Holders of PCs of the Government/REPO Portfolio and the Money Market Portfolio are not entitled to vote at the Meeting with respect to the PCs of those Portfolios, and are not being solicited by this Proxy Statement.

Each Portfolio PC holder of record on the record date shall be entitled to cast ten votes for each PC and a pro rata vote for each fractional PC outstanding in its name as of the record date on each matter to be voted upon at the meeting. The approval of a majority of the issued and outstanding PCs of each Portfolio (voting separately) entitled to vote at the Meeting shall be required for approval of such matter as to the applicable Portfolio. The presence in person or by proxy of PC holders entitled to cast at least a majority of the votes to be cast shall constitute a quorum. Abstentions and broker non-votes shall be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes will have the same effect as a vote against a matter.

The Company’s Annual Report, containing financial statements for the year ended December 31, 2012, and the Company’s Semi-Annual Report, containing financial statements for the six months ended June 30, 2013, have been mailed to PC holders and are not to be regarded as proxy solicitation material. To receive a free copy of either or both of these reports, call BCS Financial Services Corporation at (800) 621-9215.

For directions to attend the meeting and vote in person, please contact us at (800) 621-9215. If you do not expect to be present at the meeting and wish your PCs to be voted, please date and sign the enclosed proxy and return it by e-mail c/o BCS Financial Services Corporation. Please use the following e-mail address: JCASTELLON@BCSF.COM with a copy to KLACY@BCSF.COM.

Important Notice regarding the availability of Proxy Materials for the special meeting to be held on September 27, 2013. This Proxy Statement is available at www.pif.com.

SUMMARY OF PROPOSALS

The following table indicates which PC holders are solicited with respect to each proposal.

	Proposals	Ultrashort Duration Government Portfolio	Ultrashort Duration Bond Portfolio
1.	Approval of Investment Advisory Agreement for the Ultrashort Duration Government Portfolio	X

2.	Approval of Investment Advisory Agreement for the Ultrashort Duration Bond Portfolio		X

INTRODUCTION

The Company is a Maryland corporation and is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”).

At the Meeting, PC holders of each of the Portfolios are being asked to approve new investment advisory agreements (the “New Investment Advisory Agreements”) for such Portfolio between the Company and New Merganser (as defined herein). The New Investment Advisory Agreements replace the existing investment advisory agreements between the Company and Merganser (the “Existing Investment Advisory Agreements”) for the reasons discussed below. The Trustees believe that this proposal is in the best interests of the PC holders. The proposals are discussed in greater detail below.

PROPOSAL 1 AND PROPOSAL 2

APPROVAL OF INVESTMENT ADVISORY AGREEMENTS

The 1940 Act requires that an investment advisory agreement of an investment company provide for its automatic termination in the event of its “assignment” (as defined in the 1940 Act). Because the Transaction (as defined below) will be an assignment of Merganser’s existing investment advisory agreements under the 1940 Act, it will result in the automatic termination of the Existing Investment Advisory Agreements. Accordingly, the Company is submitting the New Investment Advisory Agreements to the Participation Certificate holders to prevent any potential disruption in New Merganser’s ability to provide services after the Transaction is completed. The New Investment Advisory Agreements will be effective upon the closing of the Transaction or, if the Transaction is not completed, at such time as the Board of Trustees of the Company determines.

Description of the Transaction

The Company has been advised that Merganser, Annaly Capital Management, Inc. (“Annaly”), Murphy Acquisition LLC (“New Merganser”) and Providence Equity Partners L.L.C. (“Providence”) have entered into an Asset Purchase Agreement dated August 5, 2013 (the “Asset Purchase Agreement). Under the terms of the Asset Purchase Agreement, New Merganser will acquire substantially all of the assets (other than certain excluded assets and categories of assets, such as cash) of Merganser (the “Transaction”). Upon closing of the Transaction, New Merganser will adopt Merganser’s name, and the current Merganser management and investment team will become employees of New Merganser. As of the closing of the Transaction, New Merganser will be owned at least 90% by Providence, with the balance of New Merganser owned by current Merganser management.

In anticipation of the Transaction, members of the Company’s Board of Trustees met in person on September 5, 2013 for purposes of, among other things, considering whether it would be in the best interests of the Company and its PC holders to approve the New Investment Advisory Agreements between the Company and New Merganser. The 1940 Act requires that the New Investment Advisory Agreements be approved by the Company’s PC holders in order to become effective. At the Board meeting and for the reasons discussed below (see “Board Considerations” below), the Board, including a majority of the members of the Board who are not “interested persons” of the Company or New Merganser as defined in the 1940 Act (the “Independent Trustees”), approved the New Investment Advisory Agreements and recommended their approval by the Company’s PC holders. In the event the PC holders of a Portfolio do not approve the New Investment Advisory Agreement with respect to such Portfolio, the Board will take such action as it deems to be in the best interests of the Company and the PC holders.

Existing Investment Advisory Agreements

The Existing Investment Advisory Agreements for the Ultrashort Duration Government Portfolio and the Ultrashort Duration Bond Portfolio were initially approved by the sole PC holder of those Portfolios and entered into as of March 1, 2012. The Existing Investment Advisory Agreements were most recently renewed by the Board of Trustees, including a majority of the Independent Trustees, at an in-person meeting of the Board held on April 19, 2013.

Under the Existing Investment Advisory Agreements, Merganser manages the Ultrashort Duration Government Portfolio and the Ultrashort Duration Bond Portfolio and is responsible for all purchases and sales of the Portfolios’ securities. Merganser is located at 99 High Street, Boston, Massachusetts 02110. The current directors of Merganser are Douglas A. Kelly (President and Co-Chief Investment Officer of Merganser) and Rose-Marie Lyght (Co-Chief Investment Officer of Annaly). Merganser is a wholly-owned subsidiary of Annaly.

For the services provided and expenses assumed by it with respect to the Ultrashort Duration Government Portfolio and the Ultrashort Duration Bond Portfolio, under the Existing Investment Advisory Agreements, Merganser is entitled to receive a fee, computed daily and payable monthly, based on the average aggregate net assets held in the Ultrashort Duration Government Portfolio and the Ultrashort Duration Bond Portfolio, as follows:

ANNUAL FEE	AGGREGATE ANNUAL NET ASSETS
0.20%	of the first $250 million
0.15%	of the next $250 million
0.10%	of amounts in excess of $500 million

Merganser has agreed to waive the fees otherwise payable to it by the Fund with respect to the Ultrashort Duration Government Portfolio and the Ultrashort Duration Bond Portfolio (which fee waiver shall remain in place with New Merganser if the New Investment Advisory Agreements are approved), so that such fees, computed daily and payable monthly, based on the average aggregate net assets held in the Ultrashort Duration Government Portfolio and the Ultrashort Duration Bond Portfolio, shall be as follows:

ANNUAL FEE	AGGREGATE ANNUAL NET ASSETS
0.15%	of the first $200 million
0.125%	of the next $300 million
0.10%	of amounts in excess of $500 million

Merganser also has agreed that if in any fiscal year the expenses borne by the Ultrashort Duration Government Portfolio and the Ultrashort Duration Bond Portfolio exceed the applicable expense limitations imposed by the securities regulations in any state in which participation certificates of the Portfolios are registered or qualified for sale to the public, it will reimburse the respective Portfolio for any excess to the extent required by such regulations.

For the year ended December 31, 2012, Merganser was paid fees of $104,695, and waived fees of $26,353 as investment adviser for the Ultrashort Duration Government Portfolio. For the same period, Merganser was paid fees of $185,602, and waived fees of $46,695 as investment adviser for the Ultrashort Duration Bond Portfolio.

Merganser acts as an investment adviser to other funds and accounts having similar investment objectives to the Company. Listed below are those funds and accounts along with the size of each fund or account (based on assets under management, or “AUM”) and the rate of compensation. Also included is information on those funds and accounts where the investment adviser has waived, reduced, or otherwise agreed to reduce its compensation under any applicable agreement.

Merganser Product/Structures Comparison as of December 31, 2012:

Breakpoints	PIF	PIF After waiver	Short Term Bond Commingled Fund $148M AUM	Short Term Bond Sub- advised Mutual Fund Account $386M AUM	Cash Enhancement Account $45M AUM	Multiple Strategy Client $150M AUM
Up to $100M	20 bps	15 bps	25 bps	20 bps	25 bps	22.5 bps
Next $100M	20 bps	15 bps	25 bps	15 bps	20 bps	17.5 bps
Next $50M	20 bps	12.5 bps	25 bps	10 bps	20 bps	17.5 bps
Next $50M	15 bps	12.5 bps	25 bps	10 bps	20 bps	17.5 bps
Next $50M	15 bps	12.5 bps	25 bps	5 bps	20 bps	17.5 bps
Next $150M	15 bps	12.5 bps	25 bps	5 bps	20 bps	17.5 bps
Over $500M	10 bps	10 bps	25 bps	5 bps	20 bps	17.5 bps

New Investment Advisory Agreements

At a meeting of the Trustees held on September 5, 2013, the Trustees, including a majority of the Independent Trustees, voted to approve, and to recommend that the PC holders of the Company approve, the New Investment Advisory Agreements. If PC holders approve the New Investment Advisory Agreements, the Existing Investment Advisory Agreements will be terminated as of the closing of the Transaction. The Trustees have determined that approving the New Investment Advisory Agreements for these purposes is appropriate and beneficial to the Company and the PC holders.

The New Investment Advisory Agreements are identical in all substantive respects to the Existing Investment Advisory Agreements. The fees under the New Investment Advisory Agreements are identical to those described above under “Existing Investment Advisory Agreements.”

Fees and Expenses

The fees payable by each Portfolio under the New Investment Advisory Agreements are identical to the Existing Investment Advisory Agreements. Therefore, PC holder approval of the New Investment Advisory Agreements will NOT result in any increase in total fees payable. In addition, Merganser has agreed with the Company and BCS that Merganser will pay and reimburse the Company and BCS for all reasonable costs and expenses incurred by the Company and BCS in connection with approval of and entering into the New Investment Advisory Agreements, including costs and expenses of the meeting of the Board of Trustees, and the Meeting of PC holders, preparation, filing and transmission of this proxy statement and all related materials, and solicitation of proxies to be voted at the Meeting of PC holders.

Term and Termination

The New Investment Advisory Agreements will become effective with respect to a Portfolio upon such date as the Company and New Merganser agree, following approval of the New Investment Advisory Agreement by PC holders of such Portfolio. Unless sooner terminated, the New Investment Advisory Agreement will continue with respect to such Portfolio until April 30, 2014. Thereafter, if not terminated, the New Investment Advisory Agreement will continue with respect to a Portfolio for successive annual periods ending on April 30, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Trustees who are not parties to the New Investment Advisory Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio, provided, however, that the New Investment Advisory Agreement may be terminated with respect to a Portfolio by the Company at any time, without the payment of any penalty, by the Board of Trustees or by vote of a majority of the outstanding voting securities of such Portfolio, on 60 days written notice to the Investment Adviser, or by the Investment Adviser at any time, without payment of any penalty, on 60 days written notice to the Company. The New Investment Advisory Agreements will immediately terminate in the event of their assignment. The term and termination provisions of the New Investment Advisory Agreements are the same as those provisions in the Existing Investment Advisory Agreements.

Board Considerations

The New Investment Advisory Agreements were approved by the Board of Trustees, including a majority of the Independent Trustees, at an in-person meeting of the Board held on September 5, 2013. In determining to approve the New Investment Advisory Agreements, the Trustees met with the relevant investment advisory personnel from Merganser and considered all information they deemed reasonably necessary to evaluate the terms of the New Investment Advisory Agreements. The Board received materials in advance of the meeting relating to its consideration of the New Investment Advisory Agreement for each Portfolio, including, among other things: (i) fees and expense ratios of each Portfolio; (ii) information on the investment performance of each Portfolio in comparison to the investment performance of a peer group of funds; and (iii) information with respect to profitability of Annaly for the year ended December 31, 2012 and Merganser for the years ended 2012, 2011 and 2010. At the September 5, 2013 Board meeting, the Trustees reviewed certain materials provided by management to assist the Board in evaluating the terms of the New Investment Advisory Agreements. A table was provided that showed fee levels for the Ultrashort Duration Government and Ultrashort Board Portfolios as well as similar ultrashort duration portfolios.

Fees and Expenses. In approving the New Investment Advisory Agreements, the Trustees took into account fees, both before and after any fee waivers and expense reimbursements, and expense ratios of each Portfolio against fees and expense ratios of a peer group of funds with similar asset levels and expense structures (a “peer group”). Both the peer group category and the funds within the peer group with respect to the fee and expense comparisons were selected by management.

The Trustees also were provided with information about the services rendered, and the fee rates offered, to other clients advised by Merganser, including other ultrashort duration portfolios. Based upon all of the information received, the Trustees concluded that the fees to be paid pursuant to the New Advisory Agreements were fair and reasonable.

Nature, Extent And Quality Of Services. The Trustees received information concerning the investment philosophy and investment process used by Merganser in managing the Portfolios. In connection with this information, the Trustees considered Merganser’s in-house research capabilities as well as other resources available to Merganser’s personnel.

The Trustees also considered the quality of the services provided by Merganser to the Portfolios. The Trustees received and considered information regarding the procedures of the Merganser designed to fulfill its duties to the Portfolios with respect to compliance matters.

The Trustees considered information relating to the education, experience and number of investment professionals and other personnel who will provide services under the New Advisory Agreements. The reputation of Merganser and its financial resources also were taken into consideration. The Trustees concluded that the services provided by Merganser were consistent with the Portfolios’ requirements and that New Merganser appears to have the necessary personnel and other resources to meet its obligations under the New Advisory Agreements.

Fund Performance. The Board of Trustees, including the Independent Trustees, received and considered information about the investment performance of each Portfolio, as well as the performance of funds with the same investment classification and objective (“performance universe”). Merganser provided fund performance information for the Ultrashort Duration Government and Ultrashort Duration Bond Portfolios. The Board was provided with performance data for the Ultrashort Duration Government and Ultrashort Duration Bond Portfolios since inception. The Trustees concluded that the performance of each Portfolio was competitive with its performance universe as reported by Merganser.

Profitability. The Trustees received information regarding the profitability of the Portfolios for Merganser. The Portfolios represent a small portion of the total assets which Merganser manages.

Economies Of Scale. The Independent Trustees received and considered information in the Merganser report regarding economies-of-scale in light of existing breakpoints and the level of assets in the Portfolios over the past year. The Trustees concluded that the advisory fee structure was reasonable.

Other Benefits To The Investment Adviser. The Board of Trustees, including the Independent Trustees, also took into account whether there are potential benefits to Merganser in connection with serving as an investment adviser to the Portfolios, in addition to advisory fees payable by the Portfolios.

No single factor was considered in isolation or was determinative to the decision of the Board to approve the New Investment Advisory Agreements. Rather, the Board concluded, in light of a weighing and balancing of all factors considered, that it was in the best interest of each Portfolio to approve the New Investment Advisory Agreements, including the fees to be charged for services thereunder.

Information regarding New Merganser

New Merganser will have its principal offices at 99 High Street, Boston, MA 02110. The names, addresses and principal occupations of the principal executive officers and directors of New Merganser are as follows:

Name And Address	Position With New Merganser	Principal Occupation

Douglas A. Kelly 99 High Street Boston, MA 02110	CEO	Merganser Capital Management

Andrew M. Smock 99 High Street Boston, MA 02110	President	Merganser Capital Management

Jeffrey C. Addis 99 High Street Boston, MA 02110	COO/CCO	Merganser Capital Management

Paul J. Salem 50 Kennedy Plaza 18th Floor Providence, RI 02903	Chairman of Board	Providence Equity Partners LLC

Robert S. Hull 50 Kennedy Plaza 18th Floor Providence, RI 02903	Board Member	Providence Equity Partners LLC

Thomas J. Gahan 9 West 57th Street Suite 4700 New York, NY 10019	Board Member	Providence Equity Partners LLC

Ownership of New Merganser

The names and addresses of all corporate parents of New Merganser and the basis of control of New Merganser and each corporate parent by its immediate corporate parent are as follows:

Providence Equity Partners LLC

50 Kennedy Plaza

18th Floor

Providence, RI 02903

Providence Equity Partners LLC owns greater than 90% of New Merganser.

To the knowledge of the Company, in addition to the corporate parents named above, there are no other persons who own, of record or beneficially, 10% or more of the outstanding voting securities of New Merganser.

ADDITIONAL INFORMATION

SIGNIFICANT OWNERS

On September 5, 2013, the name, address, number of PCs held of record and percentage of ownership of persons which may be the beneficial owners of 5% or more of the outstanding PCs of the Ultrashort Duration Government Portfolio because they possessed or shared voting or investment power with respect to such PCs on behalf of their underlying accounts were as follows:

Name and Address of Owner	Number of PCs Owned	Percent of Portfolio

Blue Cross and Blue Shield of AL 450 Riverchase Pkwy East Birmingham, AL 35298	2,000,000.00	27.33%

Blue Cross and Blue Shield of SC 4101 Percival Road AX-A31 Columbia, SC 29223	5,319,197.69	72.67%

On September 5, 2013, the name, address, number of PCs held of record and percentage of ownership of persons which may be the beneficial owners of 5% or more of the outstanding PCs of the Ultrashort Duration Bond Portfolio because they possessed or shared voting or investment power with respect to such PCs on behalf of their underlying accounts were as follows:

Name and Address of Owner	Number of PCs Owned	Percent of Portfolio

BCS Financial Corporation 2 Mid America Plaza Oakbrook Terrace, IL 60181	505,328.85	5.15%

Highmark 120 Fifth Ave Fifth Ave Place Ste. 954 Pittsburgh, PA, 15222	2,023,280.65	20.64%

Blue Cross and Blue Shield of SC 4101 Percival Road AX-A31 Columbia, SC 29223	5,039,290.57	51.40%

Blue Cross and Blue Shield Assoc. 225 N. Michigan Avenue Chicago, IL 60601	1,050,350.35	10.71%

Blue Cross and Blue Shield of Kansas 1133 SW Topeka Blvd Topeka, KS 66629	1,001,744.71	10.22%

As individuals, the Trustees cannot directly own PCs of the Company; however, all of the Trustees (other than Mr. Duda) are officers or employees of corporations that are eligible to own PCs and may be deemed to exercise voting and investment power in that capacity. As of September 5, 2013 the Trustees’ employers owned or controlled the following:

Trustee	Ultrashort Duration Government Portfolio PCs	Ultrashort Duration Bond Portfolio PCs
Dorothy A. Coleman	0.00	102,184.29
David A. Cote	5,319,197.69	5,039,290.57
Emil D. Duda	0.00	0.00
Robert J. Kolodgy	0.00	1,050,350.35
Alan Krigstein	0.00	31,316.40
Gerard T. Mallen	0.00	0.00
Dale E. Palka	0.00	505,328.85
Vince P. Price	0.00	0.00
Joseph F. Reichard	0.00	2,023,280.65
Cindy M. Vice	2,000,000.00	0.00

ADMINISTRATOR

The Administrator of the Portfolios is BCS Financial Services Corporation which is located at 2 Mid America Plaza, Oakbrook Terrace, Illinois 60181.

PC HOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Any PC holder proposal intended to be presented at the Annual Meeting of PC holders to be held in 2014 must be received by the Company at its principal office not later than January 10, 2014 in order for it to be included in the Company’s proxy materials relating to such Annual Meeting. In order for a PC holder to present a proposal at the 2014 Annual Meeting of Participation Certificate Holders, even if the proposal is not submitted by the deadline for inclusion in the Proxy Statement, notice must be given to the Secretary no later than March 26, 2014.

OTHER MATTERS

Management at present knows of no other business to be presented at the Meeting or at any adjournment(s) thereof by or on behalf of the Company or its management.

Dated: September 17, 2013

PC HOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR

PCs VOTED ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY.

PLAN INVESTMENT FUND, INC.

2 Mid America Plaza, Suite 200

Oakbrook Terrace, Illinois 60181

Proxy Solicitation on behalf of the Board of Trustees

for Special Meeting of Participation Certificate Holders of the Ultrashort Duration Government Portfolio

and Ultrashort Duration Bond Portfolio (the “Portfolios”) to be held on

September 27, 2013

The undersigned Participation Certificate (“PC”) holder of one or both of the Portfolios does hereby appoint Joseph S. Castellon and Dale E. Palka or any of them, as attorney and proxy of the undersigned, with full power of substitution, to attend the Special Meeting of Participation Certificate holders of the Portfolios to be held on September 27, 2013, at the offices of BCS Financial Corporation, 2 Mid America Plaza, Suite 200, Oakbrook Terrace, Illinois, at 3:00 P.M. CDT and at all adjournments thereof, and thereat to vote all PCs of such Portfolio held in the name of the undersigned on the record date for said meeting on the matters listed below, which have been proposed by Plan Investment Fund, Inc. (the “Company”) and described in the accompanying Proxy Statement. The term “New Merganser” is defined in the Proxy Statement.

PROPOSAL 1:	Approve Investment Advisory Agreement between the Company and New Merganser for Ultrashort Duration Government Portfolio. [TO BE VOTED ON ONLY BY PC HOLDERS OF ULTRASHORT DURATION GOVERNMENT PORTFOLIO.]

(Ultrashort Duration Government Investment Advisory Agreement)

☐  FOR                     ☐  AGAINST                    ☐  ABSTAIN

PROPOSAL 2:	Approve Investment Advisory Agreement between the Company and New Merganser for Ultrashort Duration Bond Portfolio. [TO BE VOTED ON ONLY BY PC HOLDERS OF ULTRASHORT DURATION BOND PORTFOLIO.]

(Ultrashort Duration Bond Investment Advisory Agreement)

☐  FOR                     ☐  AGAINST                    ☐  ABSTAIN

Proxy Solicitation

Plan Investment Fund, Inc.

Confidential

The PCs represented by this Proxy shall be voted as instructed, provided that if no instruction is given for a particular matter, this Proxy confers authority to vote FOR Proposal 1 (approval of Ultrashort Duration Government Investment Advisory Agreement) and FOR Proposal 2 (approval of Ultrashort Duration Bond Investment Advisory Agreement) as set forth above.

Dated:            , 2013

(Signature) (Title)

THIS PROXY SHOULD BE SIGNED BY AN OFFICER AUTHORIZED TO GIVE WRITTEN INSTRUCTIONS FOR INVESTMENT ACCOUNTS AND RETURNED TO THE COMPANY BY E-MAIL TO JCASTELLON@BCSF.COM, WITH A COPY TO KLACY@BCSF.COM